UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Commerce Way East Aurora, New York		14052
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously discussed in a Current Report on Form 8-K filed by the Astronics Corporation (the “Company”) on May 28, 2013, the Company entered into a Stock Purchase Agreement by and among the Company, Peco, Inc., an Oregon corporation (“Peco”), the shareholders of Peco (the “Sellers”) and certain shareholders of Peco in their capacity as Sellers’ Representative, pursuant to which the Company has agreed to acquire all of the issued and outstanding capital stock of Peco will be approximately one hundred thirty-six million dollars ($136,000,000).

On June 28, 2013, the Company entered into an agreement to extend the closing date of the Stock Purchase Agreement to August 9, 2013.

The Company issued a press release on July 3, 2013 regarding the execution of the Agreement To Extend Closing Date, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Agreement To Extend Closing Date

99.1	Press Release of Astronics Corporation July 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: July 3, 2013	By:	/s/ David C. Burney
	Name:	David C. Burney
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Agreement To Extend Closing Date

99.1	Press Release of Astronics Corporation July 3, 2013